      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 2004

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                           NATIONAL CITY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-1111088
                      (I.R.S. Employer Identification No.)

           1900 EAST NINTH STREET
              CLEVELAND, OHIO                                   44114
  (Address of Principal Executive Offices)                    (Zip Code)

       NATIONAL CITY CORPORATION LONG-TERM CASH AND EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                             DAVID L. ZOELLER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                           NATIONAL CITY CORPORATION
                             1900 EAST NINTH STREET
                             CLEVELAND, OHIO 44114
                    (Name and Address of Agent For Service)

                                 (216) 222-2000
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS           AMOUNT TO BE           OFFERING        AGGREGATE OFFERING       AMOUNT OF
OF SECURITIES TO BE REGISTERED      REGISTERED       PRICE PER UNIT(1)         PRICE(1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value of
  $4.00 per share..........         45,000,000            $34.745           $1,563,525,000          $198,099
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The fee with respect to the shares registered herein is based on the average of the high and low sale prices on June 4, 2004 of National City Corporation's common stock as reported on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for by Part I of Form S-8 is currently included in the prospectus for the National City Corporation Long-Term Cash and Equity Incentive Plan to be delivered to eligible employees in accordance with Rule 428 under the Securities Act of 1933, as amended, and filed herewith.

PROSPECTUS

                           NATIONAL CITY CORPORATION

       ------------------------------------------------------------------

                           NATIONAL CITY CORPORATION
                    LONG-TERM CASH AND EQUITY INCENTIVE PLAN

This Prospectus relates to the common stock of National City Corporation ("National City"), with a par value of $4.00 per share ("National City Common Stock"), offered under the National City Corporation Long-Term Cash and Equity Incentive Plan (the "Plan"). This Prospectus provides a description of the Plan.

National City Common Stock is listed on the New York Stock Exchange under the symbol "NCC."

     - Additional information concerning the Plan or National City Common Stock may be obtained, upon written or oral request, from Betsy Figgie, Vice President and Manager, Investor Relations, National City Corporation, Department 2101, P.O. Box 5756, Cleveland, Ohio 44114-0756, telephone number 1-800-622-4204.

     - PLEASE READ THIS PROSPECTUS CAREFULLY BEFORE MAKING ANY INVESTMENT DECISIONS WHICH MAY PERTAIN TO THE OFFERING OF NATIONAL CITY COMMON STOCK. IN PARTICULAR, PLEASE TAKE NOTE OF THE RISK FACTORS BEGINNING ON PAGE 3.

                  The date of this Prospectus is June 7, 2004.

  THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this
  Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             AVAILABLE INFORMATION

     National City has filed with the Securities and Exchange Commission a Form S-8 Registration Statement under the Securities and Exchange Act of 1933, as amended, with respect to the National City Common Stock that may be sold under the Plan. National City is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and files reports, proxy statements and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be inspected or copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Midwest Regional Office, Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning National City may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and are also available to the public from commercial document retrieval services and at the website maintained by the Commission at www.sec.gov.

                                  THE COMPANY

     National City is a multi-billion dollar financial holding company headquartered in Cleveland, Ohio. National City operates through an extensive distribution network in Ohio, Michigan, Pennsylvania, Indiana, Kentucky, Illinois and Missouri and also conducts selected consumer lending businesses and other financial services on a nationwide basis. Its primary businesses include commercial and retail banking, consumer finance, asset management, mortgage financing and servicing and payment processing. Operations are primarily conducted through more than 1,100 branch banking offices located within National City's seven-state footprint and over 300 retail mortgage offices located throughout the United States. National City and its subsidiaries had 33,036 full-time-equivalent employees at March 31, 2004.

                   ADOPTION, PURPOSE AND DURATION OF THE PLAN

ADOPTION:        The Plan was adopted by the board of directors at its December
                 16, 2003 meeting, and amended and restated at its February 23, 2004 meeting, and subsequently amended and restated on April 6, 2004, and approved by National City's stockholders at the Annual Meeting of Stockholders on April 27, 2004.

PURPOSE: The purpose of the Plan is to maximize returns to stockholders, to promote the long-term profitability and success of National City by aligning the long-term financial interests of National City employees and directors with those of stockholders and providing an incentive to those directors and key executives who are primarily responsible for such profitability and success of National City.

DURATION:        No awards shall be made pursuant to the Plan after the tenth anniversary of its effective date of April 6, 2004.

RISK FACTORS

         PLEASE READ CAREFULLY BEFORE MAKING ANY INVESTMENT DECISIONS.

     INVESTMENTS IN NATIONAL CITY COMMON STOCK INVOLVE A DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN NATIONAL CITY COMMON STOCK. NATIONAL CITY'S BUSINESS AND RESULTS OF OPERATIONS COULD BE HARMED BY ANY OF THE FOLLOWING RISKS. THE TRADING PRICE OF NATIONAL CITY COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. THESE UNCERTAINTIES INCREASE THE LIKELIHOOD THAT NATIONAL CITY'S RESULTS COULD FALL BELOW THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, WHICH WOULD CAUSE THE PRICE OF NATIONAL CITY COMMON STOCK TO FALL.

RISKS RELATING TO NATIONAL CITY COMMON STOCK

IF NATIONAL CITY DOES NOT ADJUST TO RAPID CHANGES IN THE FINANCIAL SERVICES INDUSTRY, ITS FINANCIAL PERFORMANCE MAY SUFFER.

     National City's ability to maintain its history of strong financial performance and return on investment to stockholders will depend in part on National City's ability to expand its scope of available financial services to its customers. In addition to the challenge of attracting and retaining customers for traditional banking services, National City's competitors offer "one stop shopping" finance services to customers, including services by securities dealers, brokers, mortgage bankers, investment advisors and finance and insurance companies. The increasingly competitive environment is, in part, a result of changes in regulation, changes in technology and product delivery systems and the accelerating pace of consolidation among financial service providers.

FUTURE GOVERNMENTAL REGULATION AND LEGISLATION COULD LIMIT NATIONAL CITY'S
GROWTH.

     National City and its subsidiaries are subject to extensive state and federal regulation, supervision and legislation that govern almost all aspects of the operations of National City and its subsidiaries. These laws may change from time to time and are primarily intended for the protection of consumers, depositors and the deposit insurance funds. The impact of any changes to these laws may negatively impact National City's ability to expand its services and to increase the value of its business. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on National City, these changes could be materially adverse to National City's stockholders.

CHANGES IN INTEREST RATES COULD REDUCE NATIONAL CITY'S INCOME AND CASH FLOW.

     National City's income and cash flow depends to a great extent on the difference between the interest rates earned on interest-earning assets, such as loans and investment securities, and the interest rates paid on interest-bearing liabilities, such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond National City's control, including general economic conditions and the policies of various governmental and regulatory agencies, in particular, the Federal Reserve Board. Changes in monetary policy, including changes in interest rates, will influence the origination of loans, the purchase of investments, the generation of deposits and the rates received on loans and investment securities and paid on deposits. Fluctuations in these areas may adversely affect National City.

ADDITIONAL RISKS AND UNCERTAINTIES COULD HAVE A NEGATIVE EFFECT ON NATIONAL CITY'S FINANCIAL PERFORMANCE.

     Additional factors could have a negative effect on the financial performance of National City and its subsidiaries and National City Common Stock. Such factors include, without limitation, changes in general economic and financial market conditions, changes in competitive conditions, continuing consolidation in the financial services industry, new litigation or changes in existing litigation, losses, customer bankruptcy and claims and assessments.

                            DESCRIPTION OF THE PLAN

     The description of the Plan provided below is a summary of the Plan, and such summary is subject to the complete text of the Plan. You can receive a copy of the Plan, upon a written or oral request, from Betsy Figgie, Vice President and Manager, Investor Relations, National City Corporation, Department 2101, P.O. Box 5756, Cleveland, Ohio 44114-0756, telephone number 1-800-622-4204.

SHARES AVAILABLE

     Under the Plan, in the aggregate, no more than 45,000,000 shares of National City Common Stock may be awarded pursuant to option rights, stock appreciation rights, restricted stock awards, common stock awards or restricted stock units. In addition to the aggregate limit on awards, the Plan includes the following limitations:

     - No more than 13,000,000 shares may be awarded in the form of restricted stock, restricted stock units or common stock awards; and

     - No more than 40,000,000 shares may be awarded in the form of incentive stock options.

     For purposes of determining the number of shares of National City Common Stock that may be distributed pursuant to the Plan, the number shall increase by the number of shares of National City Common Stock surrendered or relinquished to National City (a) in connection with any exercise of an option right or (b) in payment of the minimum applicable federal, state, local and foreign tax withholding liabilities upon any exercise of rights pursuant to an award. If any shares of National City Common Stock that are subject to any award granted under the Plan are forfeited, or any award otherwise terminates with respect to any shares of National City Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan. Upon payment in cash by National City of any benefit provided by any award granted pursuant to the Plan, any shares that were the subject of such award will again be available for issue or transfer pursuant to the Plan.

     The shares of National City Common Stock that may be made the subject of the awards granted under the Plan may be treasury shares, shares of original issue or a combination of both.

ADJUSTMENTS

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, combination of shares, or other change in capital structure of National City, merger, consolidation, spinoff, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing ("Recapitalization"), the board of directors may make any substitution or adjustment in the aggregate number of shares of National City Common Stock.

     If necessary, the board of directors may also make adjustments in the kind of securities available for issuance under the Plan, and in the number of shares of National City Common Stock subject to outstanding awards granted under the Plan in the aggregate or to any participant and in the number of shares of National City Common Stock available under the Plan. The board of directors may also make or provide for such adjustments in the prices per share of National City Common Stock applicable under option rights and appreciation rights as the board of directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that otherwise would result as a result of Recapitalization. The Plan does not allow for stock option or stock appreciation rights awards to be granted at a discount from fair market value nor does it allow for the repricing of stock option awards or stock appreciation rights.

ELIGIBILITY

     Under the Plan, awards may be made to any regular employee of National City or any of its subsidiaries (including employees who are members of the board of directors) and directors of National City's subsidiaries who play a key role in the management, growth and success of National City. Directors of National City who are not employees of National City or its subsidiaries are only eligible to receive director awards.

ADMINISTRATION

     The Plan shall be administered by the board of directors, which may from time to time delegate all or any part of its authority under the Plan to a committee or committees of the board of directors. To the extent of such delegation, references to the "board of directors" shall include such committee. The interpretation and construction by the board of directors of any provision of the Plan, or of any agreement evidencing the grant of option rights, and any determination made by the board of directors pursuant to any provision of the Plan or of any award agreement, shall be final and conclusive. No member of the board of directors shall be liable for any action taken or omitted in connection with the interpretation or administration of the Plan or any grant unless attributable to his or her willful misconduct or lack of good faith.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code (the "Code"). Section 162(m) generally provides that certain compensation in excess of $1 million per year paid to a publicly held company's chief executive officer and any of its four other highest paid executive officers ("Covered Executive") is not deductible by the company unless the compensation qualifies for an exclusion. Section 162(m) excludes from the deductibility limit performance-based compensation if certain procedural requirements, including stockholder approval of the material terms of the performance plan, are satisfied. The Plan has been designed so that awards paid under the Plan shall qualify for the exclusion from the 162(m) limit.

AWARDS

RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DIRECTOR RESTRICTED STOCK AWARDS

     The Plan provides for the granting of shares of National City Common Stock and restricting your right to transfer the shares based on certain performance goals and/or for a specific period of time ("Restricted Stock"). During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent you forfeit your interest in the stock, you will have no right in the shares forfeited.

     The Plan provides for the granting of Restricted Stock units ("RSU"). An RSU is a grant measured by a specified number of shares granted to you that will be settled in shares of National City Common Stock, cash or a combination thereof as specified in the award agreement.

   INDIVIDUAL LIMITS

     The total amount of shares of Restricted Stock that may be awarded, in the aggregate, to any one participant is 200,000 shares in any fiscal year and 800,000 shares in any four-year period, subject to adjustments that may be made pursuant to the Plan. The total number of RSU's that may be awarded, in the aggregate, to any one participant is 200,000 shares in any fiscal year and 800,000 shares in any four-year period, subject to adjustments that may be made pursuant to the Plan.

   TERMS OF RESTRICTED STOCK AWARDS

     All Restricted Stock awards are subject to the Plan, and the board of directors may, from time to time, designate those eligible employees to be granted Restricted Stock awards under the Plan, the number of shares of Restricted Stock to be granted, the terms upon which the restrictions shall lapse and the Restricted Stock will become freely transferable, and such other conditions as the board of directors may deem appropriate. Not all grants of Restricted Stock need to be on the same terms and conditions even though granted at the same time, and the terms of restricted stock agreements may vary from time to time and from recipient to recipient.

     Upon a grant of a Restricted Stock award, you will need to enter into a Restricted Stock award agreement with National City agreeing to the terms and conditions of the Restricted Stock award and such other matters as the board of directors determines, including any additional conditions of forfeiture. As a condition precedent to the registration of the Restricted Stock in your name, you must execute and deliver the Restricted Stock agreement. If you fail to execute and deliver the Restricted Stock agreement within a timely manner, the board of directors may terminate your Restricted Stock award. The Restricted Stock agreement may allow the restrictions to lapse serially or in total over any period of time. If you forfeit any shares of Restricted Stock, or any Restricted Stock awarded to you otherwise terminates without the restrictions being terminated, you will have no further interest in the Restricted Stock.

   Termination

     If you cease to be an eligible employee during a period when your stock is restricted, the award agreement shall provide the extent to which the Plan restrictions on the Restricted Stock, or any portion thereof, shall lapse or whether all or any portion of the Restricted Stock shall be forfeited, in which case the forfeited Restricted Stock will be returned to National City and you will have no further interest in the Restricted Stock.

   Restrictions

     Plan restrictions on Restricted Stock may be of any length of time. Plan restrictions may be established or shortened by performance goals as determined by the board of directors, and the board of directors may establish additional restrictions, including performance goals, on the transfer of the National City Common Stock subject of any Restricted Stock award. During the restricted period for any Restricted Stock award, you may not, voluntarily or involuntarily, sell, assign, encumber, pledge or otherwise transfer any shares of Restricted Stock, or any interest therein, otherwise than by will or the law of descent and distribution. Any attempted sale, assignment, encumbrance, pledge or other transfer of the Restricted Stock, or any interest therein, shall result in a forfeiture to National City all of the Restricted Stock subject to such attempted transfer.

     Certificates representing shares of Restricted Stock shall be physically held by National City, or its nominee, during the restricted period. When the restrictions expire or are otherwise satisfied with respect to one or more shares of Restricted Stock, National City will deliver to you within 60 days thereafter National City Common Stock without the legend, referred to below, and free of Plan restrictions. The number of shares of National City Common Stock to be released will be the same number as to which the restrictions have lapsed.

   Stock Legend

     Each certificate issued in respect of Restricted Stock and registered in your name shall be deposited with National City Bank, together with a stock power endorsed in blank and signed by you, and shall bear the following (or a similar) legend: "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Plan and in a Restricted Stock Agreement entered into between the registered owner hereof and National City Corporation."

   Stockholder Rights

     All Restricted Stock granted to you will be registered in the stockholder records of National City in your name. Except for the restrictions, and except for any additional restrictions that may be contained in the Restricted Stock agreement, including an assignment or surrender of rights to dividends payable from time to time on the Restricted Stock (cash or property), you will have all rights of a holder of National City Common Stock.

   TERMS OF RSU AWARDS

     All RSU awards are subject to the Plan, and the board of directors may, from time to time, designate those eligible employees to be awarded RSU's under the Plan, the number of RSU's to be awarded, the terms of the RSU's and such other conditions as the board of directors may deem appropriate. Not all RSU awards need to be on the same terms and conditions even though granted at the same time, and the terms of RSU awards agreements may vary from time to time and from recipient to recipient. If you are granted an RSU award, you will need to enter into an RSU award agreement with National City agreeing to the terms and conditions of the RSU award and such other matters as the board of directors shall determine, including any additional conditions of forfeiture. As a condition precedent to you having any interest in the RSU award, you must execute and deliver the RSU agreement. If you fail to execute and deliver the RSU agreement within a timely manner, the board of directors may terminate your RSU award. The RSU agreement may allow the restrictions to lapse serially or in total over any period of time. If you forfeit any RSU award, or any RSU award granted to you otherwise terminates without the restrictions being terminated, you will have no further interest in the RSU's.

   Termination

     If you cease to be an eligible employee during a period when your RSU award is restricted, the award agreement shall provide the extent to which you shall receive any benefit pursuant to the RSU award or whether any portion of the RSU award shall be forfeited, in which case you will have no further interest in the RSU award.

   Restrictions

     Plan restrictions on RSU's may be of any length of time. Plan restrictions may be established or shortened by performance goals as determined by the board of directors, and the board of directors may establish additional restrictions, including performance goals, on the settlement of any RSU award. During the restricted period for any RSU award, you may not, voluntarily or involuntarily, sell, assign, encumber, pledge or otherwise transfer any interest in your RSU award, otherwise than by will or the law of descent and distribution. Any attempted sale, assignment, encumbrance, pledge or other transfer of your RSU interest will result in a forfeiture of the RSU award.

   TERMS OF DIRECTOR RESTRICTED STOCK AWARDS

     Annually, each director of National City who is not then an employee shall be entitled to a Restricted Stock award, provided that no director shall be entitled to any Restricted Stock award if (i) there are not a sufficient number of shares of National City Common Stock under the Plan to make a Restricted Stock award to all of the directors, (ii) if the Plan has been terminated or
(iii) if the board of directors decides to terminate Restricted Stock awards to directors. Unless modified by the full board of directors, each such director first elected or appointed as a director will be awarded 2,000 shares of Restricted Stock subject to transfer restrictions. In addition, each time the individual is reelected or reappointed as a director of National City, such individual shall be granted an additional award of 1,200 shares of Restricted Stock subject to transfer restrictions. An award agreement shall be entered into between each director and National City for each director award.

     The Plan restrictions shall fully expire upon the earlier of the individual director's death or disability, a change in control of National City or a date nine months after the date of the director award. If a director leaves the board of directors of National City prior to the lapsing of the transfer restrictions for any reason other than enumerated above, such director's interest in the Restricted Stock subject to an award agreement(s) will be forfeited and returned to National City.

     All Restricted Stock awarded to directors pursuant to the Plan will be held in escrow until such time as the restrictions lapse pursuant to the award agreement. When the restrictions have lapsed, the certificate representing the Restricted Stock will be removed from escrow, reissued without the Plan restrictive legend and given to the director. If the director leaves the board of directors prior to the restrictions lapsing, the Restricted Stock shall be forfeited. During the period of time during which any Plan restrictions remain outstanding on the Restricted Stock, the Restricted Stock may not be, voluntarily or involuntarily, sold, assigned, encumbered, pledged or otherwise transferred other than by will or the laws of descent and distribution.

   CHANGE IN CONTROL

     In the event of a change in control of National City, the Plan provides that all restrictions shall lapse and that National City will cause all outstanding Restricted Stock awarded under the Plan to be reissued free of the restrictive legend.

COMMON STOCK AWARDS

     The Plan provides for the granting of shares of National City Common Stock with no restrictions associated with the award of National City Common Stock. The common stock awards may be made without National City's receipt of any cash consideration.

   INDIVIDUAL LIMITS

     Successive grants of National City Common Stock may be made to the same recipient, but no recipient shall receive, in the aggregate, in one or more awards, more than 20,000 shares of National City Common Stock during any fiscal year or 80,000 shares of National City Common Stock over any four-year period, subject to adjustments as provided in the Plan.

STOCK OPTION AND STOCK APPRECIATION RIGHT AWARDS

     The Plan provides for the granting of option rights and the granting of appreciation rights in respect of any or all option awards granted to eligible participants. An appreciation right shall be a right of the participant to receive from National City an amount that shall be determined by the board and shall be expressed as a percentage of the spread (not exceeding 100%), which is the excess of the market value per share of National City Common Stock on the date when an appreciation right is exercised over the option price provided for in the related option right, at the time of exercise.

     Eligibility for participation in the option and stock appreciation right awards under the Plan are limited to those officers (including officers who are members of the board of directors) and employees of National City, or of any of its subsidiaries, as determined by the board of directors.

   INDIVIDUAL LIMITS

     Successive grants may be made to the same eligible employee whether or not any option rights previously granted to such eligible employee remain unexercised. No eligible employee may be granted under the Plan, in the aggregate, more than 1,000,000 option and appreciation rights in any fiscal year or more than 4,000,000 option and appreciation rights in any four-year period, subject to adjustments that may be made pursuant to the Plan.

   TERMS OF OPTION RIGHTS

     Each grant of option rights shall be subject to all of the limitations contained in the Plan and the stock option award agreement, including those pertaining to number of shares, exercise price, successive grants, aggregate number of option rights and qualification (when applicable) under particular provisions of the Code. Each grant shall specify the number of shares of National City Common Stock to which it pertains and shall specify an option price per share, which shall not be less than the market value per share on the date of grant. Option rights may be: (i) options intended to qualify under particular provisions of the Code, (ii) options which are not intended to so qualify or (iii) a combination of the foregoing. No option rights shall be exercisable more than 10 years from the date of grant.

     When you exercise your option, the option price shall be payable: (i) in cash, (ii) by the transfer of shares to National City of National City Common Stock with a market value equal to the total option price or (iii) by a combination of such methods of payment. Each grant shall be evidenced by an agreement executed on behalf of National City by any officer designated by the board of directors for this purpose and delivered and accepted by you and shall contain such terms and provisions, consistent with the Plan, as the board of directors may approve. You must execute and deliver the agreement as a condition precedent for the grant of option rights to become effective, and a failure to timely execute and deliver the agreement may terminate the option rights grant.

   TERMS OF STOCK APPRECIATION RIGHTS

     Each grant of stock appreciation rights in respect of any or all grants of option rights shall be subject to all of the limitations contained in the Plan and the stock option award agreement, including those pertaining to number of shares, exercise price, successive grants, aggregate number of option rights and/or stock appreciation rights and qualification (when applicable) under particular provisions of the Code. To the extent you elect to exercise an appreciation right instead of a related option right, the related option right shall be cancelled, and vice versa. Any grant may permit the exercise of an appreciation right with respect to the value of shares of National City Common Stock covered by the related option rights.

     Any grant may specify that the amount payable on exercise of an appreciation right may be paid by National City in cash, in shares of National City Common Stock or in any combination thereof. Each grant shall provide that the maximum number of shares of National City Common Stock deliverable upon exercise of an appreciation right may not exceed the number of shares of National City Common Stock purchasable upon exercise of the related option rights.

     Any grant may specify waiting periods before exercise and permissible exercise dates or periods, and no appreciation right shall be exercisable except at a time when the related option right is also exercisable. Each grant of an appreciation right shall be evidenced by an agreement executed on behalf of National City and delivered and accepted by you and shall describe the appreciation right, identify the related option rights, state that such appreciation right is subject to all the terms and conditions of the Plan and contain such other terms and provisions as the board of directors may approve.

   ADDITIONAL OPTIONS

     The board of directors may, at or after the date of grant of any option rights, grant additional options with respect to any option already granted. If you exercise an option that has an additional option feature by transferring already owned shares of

National City Common Stock and/or when shares of National City Common Stock are tendered or relinquished as payment of the minimum applicable statutory tax withholding under federal, state, local and foreign tax laws in connection with the exercise of that option, you shall automatically be granted an additional option.

     The additional option shall cover the number of shares of National City Common Stock equal to the sum of (i) the number of shares of National City Common Stock delivered as payment when you exercise your option to which such additional option feature relates and (ii) the number of shares of National City Common Stock tendered or relinquished as payment of the amount to be withheld under applicable federal, state, local and foreign tax laws (at withholding rates not to exceed the minimum applicable statutory tax withholding rates) in connection with the exercise of the option that has the additional option feature.

     The additional option will not have an additional option feature unless the board of directors directs otherwise. The option price of an additional option shall be 100% of the market value per share as of the date you exercise your option that has the additional option feature and/or you deliver or forfeit shares of National City Common Stock in payment of income tax withholding on the exercise of that option that has the additional option feature. The additional option shall have the same termination date and other termination provisions as the underlying option that had the additional option feature.

   TRANSFERABILITY

     Except as provided for by the board of directors, you may not transfer your option right other than by will or the laws of descent and distribution. Unless the board of directors otherwise directs, option rights shall be exercisable during your lifetime only by you or by your guardian or legal representative.

   ASSUMPTIONS

     In the event that a corporation is merged into National City, and National City is the survivor of such merger, the board of directors may elect, in its sole discretion, to assume under the Plan any or all outstanding options granted by such corporation to its officers and employees under any stock option plan adopted by it prior to such merger. Such assumptions shall be on such terms and conditions as the board of directors may determine in its sole discretion, provided that the options as assumed do not provide or contain any terms, conditions or rights which an option right may not provide for under the Plan.

APPRECIATION RIGHTS

     The board of directors may from time to time authorize the granting of stand-alone appreciation rights. An appreciation right shall be the right for you to receive from National City an amount determined by the board of directors and expressed as a percentage of the difference (not exceeding 100%) from subtracting the market value per share of National City Common Stock on the date the appreciation right was granted from the market value per share of National City Common Stock on the date you exercised your appreciation right.

   INDIVIDUAL LIMITS

     Successive grants of appreciation rights may be made to the same recipient, but no recipient shall be granted, in the aggregate, in one or more awards, more than 1,000,000 appreciation rights during any fiscal year or 4,000,000 appreciation rights over any four-year period, subject to adjustments as provided in the Plan.

   TERMS OF APPRECIATION RIGHTS

     Each appreciation right award shall be subject to all of the terms and limitations contained in the Plan and the appreciation rights award agreement. Any appreciation right award may specify that the amount payable on exercise of an appreciation right may be paid by National City: (i) in cash, (ii) in shares of National City Common Stock or (iii) in any combination thereof. Each grant shall provide a maximum number of shares of National City Common Stock, if any, deliverable upon exercise of an appreciation right. Any grant may specify waiting periods before exercise and permissible exercise dates or periods. No Appreciation Right shall be exercisable more than 10 years from its date of grant. Each grant of an appreciation right shall be evidenced by an agreement executed on behalf of National City and delivered and accepted by you, which agreement shall describe the appreciation right, state that the appreciation right is subject to all the terms and conditions of the Plan and contain such other terms and provisions as the board of directors may approve. If you fail to execute and timely deliver the agreement, National City may terminate the appreciation rights grant.

   TERMINATION

     If you cease to be an eligible employee without having exercised your appreciation right(s), the agreement shall provide the extent to which all or any portion of the appreciation rights shall be forfeited.

PLAN CYCLE AWARDS

     No later than the 90th day after the commencement of a plan cycle, the board of directors shall determine who may receive any part of their plan cycle award in National City Common Stock or a National City Common Stock equivalent. Only employees who are executive officers, as determined by the Compensation and Organization Committee, may receive plan cycle awards. The board of directors may base its determination upon the recommendation of the chief executive officer of National City. No later than the 90th day after the commencement of a plan cycle, the chief executive officer of National City shall determine the participation of each employee who is not an executive officer and whose plan cycle award does not include any National City Common Stock or a National City Common Stock equivalent.

     In the event that an employee becomes eligible to participate in the Plan after the commencement of a plan cycle, the employee may be made a participant for a portion of the plan cycle, but the employee's award will normally be prorated to reflect the number of months that the employee participated to the number of months in the plan cycle. If a participant in the plan is promoted or demoted, the participant's maximum award for any or all open plan cycles may be increased or decreased or the participant may be removed from participation. If a participant's maximum award is changed during a plan cycle, the award for the plan cycle will normally be prorated to reflect the portions of the plan cycle spent under each maximum award. A Covered Executive (as defined on page 6) may neither be made a participant after the beginning of a plan cycle nor have his maximum award increased during a plan cycle.

   PERFORMANCE MEASUREMENT

     Prior to the 90(th) day following the commencement of the plan cycle, the board of directors will establish the peer group, if any, for the plan cycle and choose key indices to be used for measuring performance and the levels of corporate performance at which the maximum, target and threshold plan cycle award will be provided under the Plan. The board of directors may choose from the following indices: return on common equity, return on assets, overhead ratio, efficiency ratio, net interest margin, total annual return on common stock, total shareholder return, earnings per share, return on investment, change in revenue, expenses, market share, charge-offs and or reductions in non-performing assets. The indices may also include the following objective non-financial measures: employee satisfaction, employee retention, customer satisfaction, customer retention, cross selling, "percentage of wallet," leadership, management of change or business transformation.

   AWARDS

     The amount of incentive compensation that will be awarded to you under the Plan is expressed as a percentage of your base salary. Such percentage will be determined on the basis of the attainment, or lack of attainment, by National City of the threshold, target or maximum performance. No award to any Covered Executive for any one plan cycle shall exceed 1% of National City's earnings before taxes and extraordinary items. Amounts awarded under the Plan may be in:
(i) cash, (ii) Restricted Stock, (iii) RSU's, (iv) National City Common Stock,
(v) options, (vi) stock appreciation rights or (vii) a combination thereof. Participants are entitled to receive the payment of their plan cycle awards no earlier than the last business day of the plan cycle and no later than the 90th day following the plan cycle. National City has the right to deduct any federal, state, local or foreign taxes required by law with respect to such payments. Deferred awards and earnings thereon are always 100% vested. Cash awards payable under the Plan are deferrable pursuant to the National City Corporation Deferred Compensation Plan, as Amended and Restated.

   TERMINATION OF EMPLOYMENT DUE TO NORMAL RETIREMENT, DISABILITY OR DEATH

     In the event your employment is terminated during the plan cycle due to normal retirement, disability or death, you will be eligible to receive a pro-rated plan cycle award reflecting your partial participation. The award thus determined will be payable as soon as practicable following the end of a plan cycle.

   CHANGE IN CONTROL

     In the event of a change in control, as defined below, the plan cycle awards will be paid to each participant in a lump sum cash payment equal to the maximum award level for each active plan cycle pro-rated based upon the number of months that have passed since commencement of each plan cycle.

FRACTIONAL SHARES

     National City will not be required to issue any fractional shares of National City Common Stock pursuant to the Plan. The board of directors may provide for the elimination of fractions or for the settlement of fractions in cash.

AMENDMENT AND DISCONTINUANCE

     National City reserves the right, by action of the board of directors, to amend the Plan from time to time, or to discontinue it if such a change is deemed necessary or desirable, except that stockholder approval is required for any amendment or modification of the Plan that, in the opinion of National City's counsel, would be required by Section 162(m) of the Code or any regulations promulgated thereunder in order for plan payments to qualify for the qualified performance based compensation exception or by the rules of the New York Stock Exchange. No amendment may increase the maximum number of shares of National City Common Stock, Restricted Stock, RSU's, stock options or stock appreciation rights that may be awarded under the Plan. If, however, the board of directors should amend or discontinue the Plan, National City will remain obligated under the Plan with respect to (i) awards made final (and thus payable) by decision of the board of directors to the date of such amendment or discontinuance and (ii) awards and rights of any participant or beneficiary with respect to whom a vesting event has occurred.

FORFEITURES

     In the event the board of directors finds that an employee or former employee who has an interest in the Plan has been discharged for reasonable belief of fraud or has been convicted of a crime as a result of which it becomes illegal for the employer to employ the employee, then any benefits or amounts provided for pursuant to the Plan for the benefit of such employee or their beneficiaries will be forfeited and no longer payable.

FEDERAL TAX CONSEQUENCES

     The award of Restricted Stock pursuant to the Plan to you will not result in any taxable income to you at the time of the award, unless you so elect. Unless you elect to recognize the income at the time of the Restricted Stock award, you will recognize income for tax purposes at the time the restrictions on the Restricted Stock lapse. The amount of income to be recognized by you is the fair market value of National City Common Stock at the time the restrictions lapse or at the time of the award, if you have elected to recognize the income at that time.

     Any dividends received by you as a result of Restricted Stock will be treated as ordinary earned income until such time as the restrictions lapse and as dividend income after the restrictions have lapsed.

     The award of RSU's pursuant to the Plan to you will not result in taxable income to you at the time of the award. Unless you elect to defer the receipt of amounts due pursuant to the terms of the RSU award, you will recognize income for tax purposes at the time the restrictions on the RSU lapse. The amount of income to be recognized by you is the fair market value of the National City Common Stock at the time the restrictions lapse.

     The award of National City Common Stock pursuant to the Plan to you will result in taxable income to you at the time of the award. The amount of income to be recognized by you is the fair market value of National City Common Stock at the time of the award.

     The amount of income included in your taxable earned income, resulting from the award of Restricted Stock, RSU's or National City Common Stock, will measure the amount of the deduction to which National City is entitled. The tax basis in the Restricted Stock or National City Common Stock awarded to you pursuant to the Plan will be the fair market value of the award at the time the value of the award is included in your taxable earned income.

     National City presently anticipates that option-rights granted pursuant to the Plan will be either "non-qualified" or "incentive stock" options. Non-qualified option rights, additional options and stock appreciation rights will not result in any taxable income to you or deduction to National City at the time they are granted. In general, the holder of non-qualified option rights will realize taxable ordinary compensation income at the time of the exercise of the option rights or the non-qualified additional options in an amount measured by the excess of the fair market value of the shares at that time over the option price. The tax basis to you for non-qualified option shares acquired by you will be the option price plus such taxable ordinary compensation income and when you dispose of the shares capital gain or loss will be recognized, either long or short term, depending on the holding period of the shares. The amount included in the income of the optionee of non-qualified option rights or related additional options or of the holder of stock appreciation rights as ordinary taxable income determines the amount of the deduction to which the National City is entitled.

     Option rights which are incentive stock options will not result in taxable income to you or a deduction to the National City at the time granted nor at the time exercised if holding period requirements are observed. You must hold the stock more than two (2) years from date of grant and one (1) year from date of exercise. If these holding requirements are met, you will receive capital gain treatment and National City will not be entitled to a deduction. If these holding requirements are not met, in general, you have ordinary taxable income and National City is entitled to a deduction measured by the excess of the fair market value of the shares of the National City Common Stock at the time of exercise or disqualifying sale over the option price, whichever produces a lesser gain.

     If the holding requirements of an incentive stock option are met, the tax basis to you for National City Common Stock acquired on exercise of an option right that is an incentive stock option will be the option price of the option right. The difference between the fair market value at the date of exercise and the option price of the incentive stock option will be an item of tax preference. Thus, it will have to be included when making the alternative minimum tax calculation for the year in which the incentive stock option was exercised.

     The plan cycle awards will result in taxable income to you upon receipt of a cash payment. If the award is deferred, you will not recognize taxable income for Internal Revenue Code purposes until the installment or lump sum payments are paid. The amount of the taxable income to you pursuant to the Code will measure the amount of the deduction to which National City is entitled.

     National City shall be entitled to take appropriate measures to withhold from National City Common Stock, Restricted Stock and cash which become free of the Plan restrictions or payable or to otherwise obtain from you sufficient sums for the amount National City deems necessary to satisfy any applicable federal, state, local and foreign minimum tax withholding obligations or to make other appropriate arrangements with you to satisfy such obligations. In no event, however, shall National City accept common stock for payment of taxes in excess of the minimum required tax withholding.

     YOU ARE RESPONSIBLE FOR YOUR OWN TAX FILING AND PAYMENT OBLIGATIONS IN CONNECTION WITH YOUR PARTICIPATION IN THE PLAN. YOU SHOULD, THEREFORE, SEEK AND RELY UPON THE ADVICE OF YOUR OWN COMPETENT PROFESSIONAL ADVISORS ON ALL TAX MATTERS RELATING TO THE PLAN.

CHANGE IN CONTROL

     Except as set forth above for Restricted Stock and plan cycle awards, the applicable option, RSU, appreciation right or other award agreement shall set forth the impact, if any, of a change in control on the terms of the applicable award. In addition to other vesting under the plan, the opportunity to participate to the end of all current plan cycles is vested in you in the event of a change in control, as of the effective date of such change in control.

     A change in control shall mean the occurrence of any of the following events:

     - National City is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 65% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting stock immediately prior to such transaction;

     - National City sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than 65% of the combined voting power of the then-outstanding voting stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of voting stock of National City immediately prior to such sale or transfer;

     - National City files a report or proxy statement with the Securities and Exchange Commission disclosing that a change in control of National City has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

     - If during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the directors of National City cease for any reason to constitute at least a majority thereof; provided, however, that, for purposes of this clause, each director who is first elected, or first nominated for election by National City's stockholders, by a vote of at least two-thirds of the directors of National City (or a committee thereof) then still in office who were directors at the beginning of any such period will be deemed to have been a director at the beginning of such period.

     Notwithstanding the foregoing provisions, in the case where the individuals who constitute directors at the time a specific transaction is first presented or disclosed to the board of directors will, by the terms of the definitive agreement for that transaction, constitute at least a majority of the members of the board of directors of the resulting corporation or person immediately following such transaction, then, prior to the occurrence of any event that would otherwise constitute a change in control under any of the foregoing provisions, the board may determine by majority vote of the board of directors that the specific transaction does not constitute a change in control.

MISCELLANEOUS

     - The Plan shall be governed and construed by the laws of the state of Ohio.

     - National City, its successors and assigns are bound by the terms and conditions of the Plan.

     - If you have an award agreement with National City, you, as well as your beneficiaries, heirs, executors, administrators and legal representatives, are bound by the terms and conditions of the Plan.

     - The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

     - All expenses and costs in connection with the operation of the Plan shall be borne by National City.

                                    UPDATING

     From time to time, National City may update this Prospectus. National City will also deliver to you, as a participant, copies of their annual report, proxy statements and other communications distributed to stockholders of National City. Certain information contained in these documents will also update this Prospectus. All of these documents and any documents incorporated by reference into this Prospectus, as described below, are available to you, without charge, upon written or oral request from Betsy Figgie, Vice President and Manager, Investor Relations, National City Corporation, Department 2101, P.O. Box 5756, Cleveland, Ohio 44114-0756, telephone number 1-800-622-4204.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission (the "SEC") allows National City to "incorporate by reference" information filed with the SEC. This means:

     - Incorporated documents are considered part of this Prospectus;

     - National City can disclose important information to you by referring to those documents; and

     - Information that National City files with the SEC will automatically update this Prospectus.

     The following documents filed by National City with the SEC are incorporated in this Prospectus by reference:

     - National City's Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

     - National City's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

     - All other reports filed by National City pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003;

     - The description of National City's Common Stock set forth in the Form S-4 registration statement filed on February 9, 2004; and

     - All documents subsequently filed by National City pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to National City's Registration Statement on Form S-8 relating to the Plan, as filed with the SEC, indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part of this Prospectus from the date of filing of such documents.

                                 LEGAL OPINIONS

     Certain legal matters, including the validity of the securities, have been passed upon by the National City Corporation Law Department. Members of the National City Corporation Law Department beneficially own shares of National City Common Stock and/or participate in the Plan.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited National City's consolidated financial statements included in National City's Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this Prospectus and in the Registration Statement on Form S-8 relating to the Plan. National City's consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     National City Corporation ("National City") hereby incorporates the following by reference in this registration statement:

     (1) Annual Report on Form 10-K for the year ended December 31, 2003 filed by National City;

     (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed by National City;

     (3) All other reports filed by National City pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003; and

     (4) Description of National City's common stock set forth in the Form S-4 registration statement filed on February 9, 2004.

     All documents filed by National City pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall be deemed not, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     The common stock to be offered pursuant to the National City Corporation Long-Term Cash and Equity Incentive Plan is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain legal matters, including the validity of the securities, have been passed upon by the National City's Law Department. Members of the National City's Law Department beneficially own shares of National City common stock and/or participate in benefits plans offered by National City.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law (the "DGCL"), directors, officers, employees and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of National City -- a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of National City, and, regarding any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions. The DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to National City. To the extent that a person otherwise eligible to be indemnified is successful on the merits of any claim or defense described above, indemnification for expenses (including attorneys' fees) actually and reasonably incurred is mandated by the DGCL.

     Article VI of National City's By-laws provides that National City must indemnify, to the fullest extent authorized by the DGCL, each person who was or is made party to, is threatened to be made a party to, or is involved in, any action, suit or proceeding because he is or was a director, officer or employee of National City or of any subsidiary (or was serving at the request of National City as a director, trustee, officer, employee or agent of another entity) while serving in such capacity against all expenses, liabilities or loss incurred by such person in connection therewith. The amount of any indemnification to which any person shall otherwise be entitled under Article VI shall be reduced to the extent that such person shall otherwise be entitled to valid and collectible indemnification provided by a subsidiary of National City or any other source.

     Article VI of National City's By-laws also provides that National City may pay expenses incurred in defending the proceedings specified above in advance of their final disposition. National City may advance expenses to any director, officer or employee only upon delivery to National City of an undertaking by the indemnified party stating that he has reasonably incurred or will reasonably incur actual expenses in defending an actual civil or criminal suit, action or proceeding in his capacity as such director, officer or employee, or arising out of his status as such director, officer or employee, and that he undertakes to repay all amounts so advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified.

     Finally, Article VI of National City's By-laws provides that National City may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents against any expense, liability or loss, regardless of whether National City has the power or obligation to indemnify that person against such expense, liability or loss under the provisions of
Article VI.

     The right to indemnification is not exclusive of any other right which any person may have or acquire under any statute, provision of National City's Certificate or By-laws, or otherwise. Additionally, no amendment to National City's Certificate can increase the liability of any director or officer for any act or omission by him prior to such amendment.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     None

ITEM 8.   EXHIBITS

     The following exhibits are filed with, or incorporated by referenced into, this registration statement:

 4.1   Amended and Restated Certificate of Incorporation of
       National City Corporation dated April 13, 1999 (filed as
       Exhibit 3.2 to National City's Quarterly Report on Form
       10-Q for the quarter and nine months ended September 30,
       2000, and incorporated herein by reference).
 4.2   National City Corporation First Restatement of By-laws
       adopted April 27, 1987 (as Amended through October 28,
       2002) (filed as Exhibit 3.3 to National City's Quarterly
       Report on Form 10-Q for the quarter and nine months ended
       September 30, 2002, and incorporated herein by reference).
 4.3   National City agrees to furnish upon request to the
       Commission a copy of each instrument defining the rights
       of holders of Senior and Subordinated debt of the National
       City.
 5     Opinion of National City Corporation Law Department re
       Legality.
23.1   Consent of National City Law Department (included in
       Exhibit 5).
23.2   Consent of Ernst & Young LLP.
24     Power of Attorney.

ITEM 9.   UNDERTAKINGS

     National City hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, National City certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 7th day of June, 2004.

                                         NATIONAL CITY CORPORATION

                                         By /s/ Thomas A. Richlovsky
                                         ---------------------------------------
                                         Thomas A. Richlovsky
                                         Senior Vice President and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 7, 2004.

/s/ David A. Daberko*                    Chairman and Chief Executive Officer
---------------------------------------  (Principal Executive Officer)
David A. Daberko

/s/ Jeffrey D. Kelly                     Executive Vice President and Chief Financial
---------------------------------------  Officer
Jeffrey D. Kelly                         (Principal Financial Officer)

/s/ Thomas A. Richlovsky                 Senior Vice President and Treasurer
---------------------------------------  (Principal Accounting Officer)
Thomas A. Richlovsky

/s/ Jon E. Barfield*                     Director
---------------------------------------
Jon E. Barfield

/s/ James S. Broadhurst*                 Director
---------------------------------------
James S. Broadhurst

/s/ John W. Brown*                       Director
---------------------------------------
John W. Brown

/s/ Christopher M. Connor*               Director
---------------------------------------
Christopher M. Connor

/s/ Joseph T. Gorman*                    Director
---------------------------------------
Joseph T. Gorman

/s/ Bernadine P. Healy, M.D.*            Director
---------------------------------------
Bernadine P. Healy, M.D.

/s/ Paul A. Ormond*                        Director
----------------------------------------
Paul A. Ormond

/s/ Robert A. Paul*                        Director
----------------------------------------
Robert A. Paul

/s/ Gerald L. Shaheen*                     Director
----------------------------------------
Gerald L. Shaheen

/s/ Jerry Sue Thornton, Ph.D.*             Director
----------------------------------------
Jerry Sue Thornton, Ph.D.

/s/ Morry Weiss*                           Director
----------------------------------------
Morry Weiss

* David L. Zoeller, Executive Vice President and General Counsel of National City, as attorney-in-fact, signs this document on behalf of the above-named officers and directors pursuant to powers of attorney duly executed by such officers and directors and filed with this registration statement.

/s/ David L. Zoeller*
----------------------------------------
David L. Zoeller, attorney-in-fact